                                                                 Exhibit 10.20





                         STOCK LOAN AND PLEDGE AGREEMENT


                    DATED AS OF _______________________, 1996


                                     BETWEEN


                              METRO NETWORKS, INC.


                                       AND


                               DAVID I. SAPERSTEIN


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                                TABLE OF CONTENTS


                         STOCK LOAN AND PLEDGE AGREEMENT


                                                                            PAGE

1.   Loan of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.1  Delivery of Collateral Securities. . . . . . . . . . . . . . . . .   1
     2.2  Grant of Security Interest . . . . . . . . . . . . . . . . . . . .   1
     2.3  Substitution of Collateral Securities. . . . . . . . . . . . . . .   2
     2.4  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .   2

3.   Obligations of Lender; Distributions. . . . . . . . . . . . . . . . . .   2
     3.1  Obligations of the Lender with Respect to the Collateral . . . . .   2
     3.2  Right of Borrower in Respect of Loaned Securities. . . . . . . . .   3
     3.3  Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . .   3

4.   Term of Loan; Return of Loaned Securities . . . . . . . . . . . . . . .   4
     4.1  Term of Loan . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     4.2  Return of Loaned Securities. . . . . . . . . . . . . . . . . . . .   4

5.   Loan Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

6.   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

7.   Remedies of Lender. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     7.1  Rights of Secured Creditor . . . . . . . . . . . . . . . . . . . .   6
     7.2  Calculation of Unpaid Remedy Amount. . . . . . . . . . . . . . . .   6
     7.3  Setoffs of Collateral. . . . . . . . . . . . . . . . . . . . . . .   7
     7.4  No Counterclaim, Waiver, etc.. . . . . . . . . . . . . . . . . . .   7
     7.5  No Rights Against Transferees. . . . . . . . . . . . . . . . . . .   7

8.   Transfer Taxes and Other Costs of Transfer. . . . . . . . . . . . . . .   7

9.   Representations, etc. of Lender and Borrower. . . . . . . . . . . . . .   8
     9.1  Representations of Lender. . . . . . . . . . . . . . . . . . . . .   8
     9.2  Representations, Warranties and Covenants of the Borrower. . . . .   8

10.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

11.  Payments, Deliveries, Notices . . . . . . . . . . . . . . . . . . . . .   9

                                       -i-

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12.  Deliveries to Custodian; Lender's Right to Appoint Agents . . . . . . .  10

13.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .  10

14.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                         STOCK LOAN AND PLEDGE AGREEMENT


          STOCK LOAN AND PLEDGE AGREEMENT, dated as of __________, 1996 (the "AGREEMENT"), between Metro Networks, Inc. (the "LENDER") and David I. Saperstein (the "BORROWER"). Capitalized terms used herein and not otherwise defined are used as defined in Section 13.

          The Lender and the Borrower agree as follows:

          1. LOAN OF SHARES. Subject to the terms and conditions hereof, the Lender agrees to lend (the "LOAN") to the Borrower on the date hereof (the "LOAN DATE") ______ shares of Common Stock (the "LOANED SHARES") of Metro Networks, Inc., a Delaware corporation (the "COMPANY"), represented by the stock certificates identified on Schedule A attached hereto, together with all securities which are distributed by the Company with respect to the Loaned Shares, or are received in exchange for the Loaned Shares in connection with a merger, recapitalization or reorganization involving the Company (collectively, the "LOANED SECURITIES"), PROVIDED that Loaned Securities shall not include any Distribution which has been delivered to the Custodian in accordance with
Section 3.3. The transfer of the Loaned Shares from the Lender to the Borrower shall be reflected on the share register of the Company.

          2.   COLLATERAL.

          2.1 DELIVERY OF COLLATERAL SECURITIES. The Borrower is concurrently delivering to the Custodian a number of shares of Series A Convertible Preferred Stock of the Company equal to the number of Loaned Shares (the "PLEDGED SHARES"), represented by the stock certificates identified on Schedule B attached hereto. The Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender and the Custodian.

          2.2 GRANT OF SECURITY INTEREST. To secure the due and punctual performance of the obligations of the Borrower under this Agreement, the Borrower hereby grants to the Lender a first lien on and security interest in the Pledged Shares and all securities and obligations delivered by the Borrower after the Loan Date pursuant to Section 2.3 and all securities which are distributed by the Company with respect thereto, or are received in exchange for any of the foregoing in connection with a merger, recapitalization or reorganization involving the Company (collectively the "COLLATERAL SECURITIES"), PROVIDED that Collateral Securities shall not include any securities returned to the Borrower pursuant to Section 3.1 or 4.2. The Borrower recognizes that the Collateral Securities will be held by, or on the books and records of, the Custodian or other agents of the Lender or one or more financial intermediaries to perfect the Lender's security interest therein. Except for the security interests granted hereby, the Borrower shall not create or suffer to exist any security interest, lien or encumbrance in respect of any Collateral Securities.

          2.3 SUBSTITUTION OF COLLATERAL SECURITIES. The Borrower may substitute for all or any portion of the Collateral Securities cash or marketable securities ("SUBSTITUTE COLLATERAL SECURITIES") so long as at all times after giving effect to such substitution the Value of all Substitute Collateral Securities shall be equal to at least 120% of the amount, if any, by which the Value of the Loaned Securities exceeds the Value of the Collateral Securities held by the Custodian and not withdrawn in connection with such substitution, PROVIDED that the Borrower shall have given the Lender at least ten (10) days' prior written notice of the proposed substitution specifying the substitute Collateral Securities; and, PROVIDED FURTHER, that, prior to effecting any such substitution, the Borrower shall have received from its counsel an opinion to the effect that, after giving effect to such substitution, the Borrower will not be in violation of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          2.4 FURTHER ASSURANCES. In connection with the delivery of any Substitute Collateral Securities (other than cash) pursuant to Section 2.3, the Borrower shall deliver to the Custodian certificates representing such securities and shall execute and deliver all instruments and documents and take all further action that may be necessary or desirable, in order to perfect the security interest purported to be granted pursuant to Section 2.2 or to enable the Lender to exercise and enforce its rights and remedies hereunder.

          3.   OBLIGATIONS OF LENDER; DISTRIBUTIONS.

          3.1 OBLIGATIONS OF THE LENDER WITH RESPECT TO THE COLLATERAL. The Lender shall cause the Custodian to record on its books all Collateral Securities delivered to it, and to keep the Collateral Securities identifiable. The Lender shall cause the Custodian not to commingle the Collateral Securities with the Custodian's or the Lender's other assets or assets of the Custodian's other custodial clients or any collateral delivered by other borrowers. The Lender shall not, and shall cause the Custodian not to, use, invest, transfer, lend or pledge the Collateral Securities, except as permitted by Section 7.1 or
7.3.  The Lender shall cause the Custodian to vote the Collateral

Securities in accordance with the instructions of the Borrower, so long as no Event of Default has occurred and is continuing.

          Except as otherwise expressly provided herein, the sole obligations of the Lender in respect of the Collateral Securities are to return to the Borrower all Collateral Securities at the termination of the Loan, in accordance with and subject to the provisions of Section 4.2 (against return of the Loaned Securities), and, so long as no Event of Default has occurred and is continuing, to pay over or deliver to the Borrower, in accordance with its instructions to the Lender, all Distributions received by the Custodian with respect to Collateral Securities.

          3.2 RIGHT OF BORROWER IN RESPECT OF LOANED SECURITIES. Except as set forth in Section 3.3, until the Loaned Securities are required to be redelivered to the Lender upon termination of the Loan, the Borrower shall have all the incidents of ownership of the Loaned Securities, including the right to transfer the Loaned Securities to others, including, without limitation, in connection with an initial public offering of the Common Stock, but in the event the Borrower shall so transfer the Loaned Securities to any other person, the Borrower shall not be relieved of its obligations under Section 4.2 to return the Loaned Securities (or an equivalent quantity of securities of the same class and issuer). The Lender hereby waives the right to vote or to provide any consent or to take any similar action with respect to the Loaned Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Loan.

          3.3 DISTRIBUTIONS. If any Distribution on any Loaned Securities shall be made, and the record or other date for determining the security holders entitled to receive such Distribution shall be on or after the delivery of such Loaned Securities to the Borrower and any necessary registration of transfer in connection therewith, but before the return of such Loaned Securities to the Lender and any necessary registration of transfer in connection therewith, the Borrower shall on the date for such distribution, and whether or not the same is actually received by the Borrower, pay to the Custodian for the benefit of the Lender such cash, and shall deliver to the Custodian for the benefit of the Lender such property (other than securities), as shall have been included in such Distribution. Any securities included in a distribution shall be added to the Loaned Securities on the date for such distribution and shall thereupon for all purposes constitute Loaned Securities delivered under the Loan.

          4.   TERM OF LOAN; RETURN OF LOANED SECURITIES.

          4.1  TERM OF LOAN.  The Loan shall terminate on the first to occur of

          (a) five business Days after written or telephone notice of demand, given to the Borrower by the Lender or the Custodian, for the return of any Loaned Securities;

          (b)  any termination of the Loan pursuant to Section 6; and

          (c)  the tenth anniversary of the date hereof.

          4.2 RETURN OF LOANED SECURITIES. Upon termination of the Loan, the Borrower shall deliver the Loaned Securities (or an equivalent quantity of securities of the same class and issuer) to the Custodian, together with all Distributions thereon (i) which shall not have previously been paid over to the Custodian pursuant to Section 3.3 and (ii) with respect to which the record or other date for determining the security holders entitled to receive payment or distribution thereof shall have occurred prior to the return of the Loaned Securities (or such equivalent securities) to the Custodian and any necessary registration of transfer in connection therewith, except that if any such Distributions shall not have been made prior to such time, the Borrower shall deliver such distributions to the Custodian immediately upon the making thereof, whether or not the same is actually received by the Borrower. Delivery of Loaned Securities (or such equivalent securities) by the Borrower in accordance with the first sentence of this Section 4.2 shall be made against return of Collateral Securities to the Borrower, PROVIDED, HOWEVER, that if an Event of Default shall have occurred and be continuing, such Collateral Securities shall not be returned to the Borrower, despite the return of such Loaned Securities (or such equivalent securities), and all Collateral Securities shall be subject to all of the terms and conditions hereof until such Event of Default shall have been cured or waived.

          5. LOAN FEE. In consideration of the Loan, the Borrower shall pay to the Lender during the term of the Loan annually on each anniversary date of this Agreement and on any termination of the Loan pursuant to Section 4.1, an annual loan fee (the "LOAN FEE") equal to 0.10% of the average Value of the Loaned Securities during the five day trading period (E.G., any day on which trading takes place in the NASDAQ national market) following the Loan Date. One-half of this fee will be paid on an annual basis and one-half will be paid upon the termination of the Loan but the deferred portion shall only be payable if such termination occurs pursuant to Section 4.1(b) or (c) hereof. In the event of a termination pursuant to Section 4.1(b), the Loan Fee shall be prorated on the basis of the number of months (including any portion of a month) that have elapsed since the Loan Date or the date of the immediately preceding payment of a portion of the Loan Fee. In addition, the Borrower will pay the Lender an upfront fee of $____________ within ten days of the date hereof.

          6. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur,

          (a) the Borrower shall fail in any material respect to perform or observe any term hereof; or

          (b) any representation or warranty made by the Borrower herein shall have been untrue when made in any material respect and the Lender notifies the Borrower that such untruth is to constitute an Event of Default; or

          (c) the Borrower shall (I) file, or consent by answer or otherwise to the filing against it of, a petition for relief, reorganization, rehabilitation, arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency or rehabilitation law of any jurisdiction, (II) make an assignment for the benefit of creditors, (III) consent to the appointment of a custodian, receiver, trustee, rehabilitator or other officer with similar powers of either or both of itself or of any substantial part of its property, (IV) be adjudicated insolvent or be liquidated or (V) take action for the purpose of any of the foregoing; or

          (d) a court or governmental authority of competent jurisdiction shall enter an order appointing, without the consent of the Borrower, a custodian, receiver, trustee, rehabilitator or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if any order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Borrower, or if any petition for any such relief shall be filed against the Borrower.

then, unless otherwise specified by the Lender to the Borrower in writing, the loan shall terminate immediately without any further notice by the Lender.

          7.   REMEDIES OF LENDER.

          7.1 RIGHTS OF SECURED CREDITOR. If any Event of Default shall have occurred and be continuing, the Lender shall have all the rights and remedies, with respect to all Collateral Securities, of a secured party under Articles 8 and 9 of the Uniform Commercial Code of the State of New York in effect at that time and as otherwise provided by law, and, in addition, may, at its sole option, exercise, or cause the Custodian to exercise on its behalf, any one or more of the remedies described in Sections 7.3 and 7.4.

          7.2 CALCULATION OF UNPAID REMEDY AMOUNT. If any Event of Default shall have occurred and be continuing, the Borrower will pay in cash to the Custodian the "Unpaid Remedy Amount", which shall be equal to the sum of the following amounts:

          (a) the Value as of such time of the Loaned Securities other than any Loaned Securities (or their equivalent) previously returned to the Lender;

          (b) all taxes, fines, penalties or interest incurred by the Lender, the Custodian or any other agent of the Lender as a result of the Borrower's failure to perform its obligations hereunder, including (without limitation) the Borrower's obligation to return Loaned Securities (or equivalent securities) within the time provided by Section 4.2;

          (c) any unpaid Loan Fee or other unpaid amounts (in the form of cash or otherwise) owing to the Lender under this Agreement;

          (d)  any amounts not included in clauses (a) through (c) of this
     Section 7.2 which are owing pursuant to Section 3, 4, 5, 8 or 10; and

          (e) interest on each of the foregoing amounts until payment thereof in full has been made, to accrue daily at an annual rate equal to 2% above the amount announced as its "prime" rate (its "PRIME RATE"), as in effect from time to time (such rate to be adjusted simultaneously with each change in such prime rate);

minus the aggregate Value of Collateral Securities absolute ownership of which has been assumed by the Lender under Section 7.3 (which ownership is not subject to any judicial or statutory stay against enforcement).

          7.3 SETOFFS OF COLLATERAL. If any Event of Default shall have occurred and be continuing, including, but not limited to, the Borrower's failure to return the Loaned Securities (or their equivalents) in accordance with Section 4.2, the Lender or the Custodian may, at any time and in the Lender's sole discretion, set off all or any portion of the Collateral Securities against any Unpaid Remedy Amount (or a portion thereof) as of such time, by assuming absolute ownership of all or a portion of the Collateral Securities, and, at the discretion of the Lender, selling any or all of such Collateral Securities and assuming absolute ownership of the proceeds, PROVIDED that the Value of the Collateral Securities absolute ownership of which is so assumed does not exceed the Unpaid Remedy Amount as of the time of such assumption of ownership.

          7.4 NO COUNTERCLAIM, WAIVER, ETC. The Lender's rights against the Collateral Securities shall be absolute and subject to no counterclaim, offset, recoupment, deduction or defense in favor of the Borrower, whether such counterclaim, offset, recoupment, deduction or defense relates to the Lender or the Custodian. No failure on the part of the Lender or the Custodian to exercise, and no delay on its part in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender or the Custodian of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

          7.5 NO RIGHTS AGAINST TRANSFEREES. In no event shall the Lender have any rights against any transferee of the Loaned Securities (or any further transferees thereof) or against any Loaned Securities so transferred.

          8. TRANSFER TAXES AND OTHER COSTS OF TRANSFER. The Borrower shall be responsible for, and shall pay or reimburse the Lender for, all transfer taxes and other costs involved in all transfers of Loaned Securities or Collateral Securities between the Lender or the Custodian, on the one hand, and the Borrower, on the other hand. In connection with deliveries hereunder, the Borrower shall execute all appropriate transfer tax exemption certificates.

          9.   REPRESENTATIONS, ETC. OF LENDER AND BORROWER.

          9.1 REPRESENTATIONS OF LENDER. The Lender represents that (A) the Lender has the legal right and authority to execute, deliver and perform this Agreement, and no disability or contractual obligation exists which would prohibit the Lender from so doing; (B) the Lender has obtained all necessary approvals or authorizations by all regulatory bodies and other third parties required to be obtained by the Lender to consummate the transactions contemplated hereby; (C) the execution and delivery of this Agreement by the Lender complies, and all transactions by the Lender contemplated hereby will comply, with all applicable laws and regulations applicable to the Lender, including, without limitation, all rules and regulations of the Securities and Exchange Commission, and will not be in violation of any of the foregoing; (D) when transferred to the Borrower pursuant hereto, the Loaned Securities shall be transferred free and clear of any security interests, liens or encumbrances, and
(E) the Loaned Securities are validly issued, fully paid and nonassessable.

          9.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER. The Borrower represents, warrants and covenants to the Lender that (A) the Borrower has the legal right and authority to execute, deliver and perform this Agreement and no disability or contractual obligation exists which would prohibit the Borrower from so doing; (B) the Borrower has obtained all necessary approvals or authorizations by all regulatory bodies and other third parties to consummate the transactions contemplated hereby; (C) the execution and delivery of this Agreement complies, and all transactions contemplated hereby will comply, with all applicable laws and regulations, including, without limitation, all rules and regulations of the Securities and Exchange Commission, and will not be in violation of any of the foregoing; (D) the Collateral Securities are owned by the Borrower free and clear of any security interests, liens or encumbrances other than the liens contemplated hereby; and (E) the pledge of the Pledged Shares pursuant to this Agreement creates a valid security interest in the Collateral Securities in favor of the Lender and securing the payment of the Loan.

          10. INDEMNIFICATION. Except for taxes (other than transfer taxes), the Borrower agrees to indemnify, defend and hold and save harmless the Lender and the Custodian from any claims, actions, demands or lawsuits of any kind whatsoever arising (A) in any way out of the use that the Borrower may make of the Loaned Securities, or (B) out of transactions by the Lender involving the purchase or sale of securities, but only to the extent that the liability arising out of such transactions is due, in whole or in part, to the Borrower's failure to perform its obligations in accordance with the terms of this Agreement, including the Borrower's obligation to return the Loaned Securities (or equivalent securities) within the time specified in Section 4.2, PROVIDED that the Borrower shall not be required to indemnify the Lender or Custodian for any claims, actions, demands or lawsuits as may be caused by the gross negligence or willful acts of the Lender or the Custodian. The Borrower agrees that the Custodian shall have the right to enforce its third party rights of indemnification under this Section 10 directly against the Borrower.

          11. PAYMENTS, DELIVERIES, NOTICES. All payments under this Agreement between the parties hereto shall be made by (A) certified or official bank check, or (B) wire transfer in immediately available funds to the account of the payee or its designated agent.

          Except as otherwise expressly provided herein, all notices, requests, consents, and other communications hereunder between the Lender or the Custodian and the Borrower shall be in writing and shall be deemed to have been given (a) when delivered, if sent by hand or first class mail, postage prepaid, or (b) when sent, if transmitted by facsimile. Each such notice or other communication shall be addressed as follows:

          (i) if to the Borrower, at the address set forth after its signature at the end of this Agreement, and

          (ii)  if to the Lender, at:

               _____________________

               _____________________

               _____________________
               Fax:

          (iii)  if to the Custodian, at:

               _____________________

               _____________________

               _____________________
               Fax:

or to such other addresses as either party may furnish the other party by written notice under this Section 11.

          12. DELIVERIES TO CUSTODIAN; LENDER'S RIGHT TO APPOINT AGENTS. The Borrower agrees that at the time of giving any notice or making any deliveries to the Custodian, the Borrower shall identify such notice or delivery as relating to the Loan or a specific provision under this Agreement. The Borrower acknowledges that the Custodian will be acting hereunder as the Lender's agent, and not in its individual capacity.

          The Borrower further acknowledges that the Lender may at any time appoint such agent or agents as the Lender in its sole discretion may select to perform any other functions on its behalf in connection with any provision of this Agreement.

          13. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following respective meanings:

          BUSINESS DAY: any weekday other than one which is not recognized as a settlement day by the NASDAQ National Market, or on which banking institutions are authorized or required to be closed in the State of New York.

          COMMON STOCK: common stock, par value $0.001 per share, issued by the Company.

          CUSTODIAN: [BANK] until such time as the Lender shall give the Borrower notice of the Lender's appointment, as agent for the Lender, of a different custodian for purposes of this Agreement.

          DISTRIBUTION: with reference to any Loaned Securities or Collateral Securities, any interest, dividend or other payment or distribution of cash, securities, or other property with respect to such Loaned Securities, or any option, warrant, right, privilege or other security of any kind distributed with respect thereto or in exchange therefor.

          SERIES A CONVERTIBLE PREFERRED STOCK: preferred stock, par value $.001 per share, issued by the Company and convertible into Common Stock.

          VALUE: the Value at any time of any Loaned Securities or Collateral Securities shall be determined as follows:

               (a) if such Loaned Securities or Collateral Securities are traded on one or more national securities exchanges, the Value thereof shall be determined on the basis of the closing price on the preceding Business Day on the consolidated tape as reported by the Wall Street Journal, or such other pricing service as may be selected by the Custodian and approved by the Lender; or

               (b) if such Loaned Securities or Collateral Securities are not traded on a national securities exchange, the Value thereof shall be determined on the basis of the low asked price last quoted on the preceding Business Day by any principal market maker for such Loaned Securities or Collateral Securities chosen by the Custodian, PROVIDED that if no such quotations shall be available for such day, such market value shall be determined on the basis of the last low asked price quoted on the next preceding day for which such quotations are available.

To the market value of any Loaned Securities or Collateral Securities as determined under the foregoing clauses (a) and (b), shall be added all interest accrued, and all amortized discount, on such Loaned Securities or Collateral Securities as of the close of the preceding Business Day, to the extent that such accrued interest or amortized discount is neither reflected in the amounts computed under clauses (a) or (b) nor has previously been paid to the Custodian.

          14. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties and supersedes any other oral or written agreement between the parties concerning securities loans. The headings in this Agreement are for convenience of reference only and shall not expand, limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall not be assignable by either party without the prior written consent of the other party, shall be binding upon and inure to the benefit of the parties and their respective legal representatives, distributees and successors and permitted assigns, may not be amended, changed, modified or terminated except by an instrument in writing signed by each of the parties hereto, and shall be governed by and construed in accordance with New York law (without giving effect to principles of conflicts of laws).

LENDER                             BORROWER



By: _________________________ By ________________________
    Name:                        Name:
    Title:                       Title:

                                 Address of Borrower

                                 ______________________

                                 ______________________

                                 ______________________

                                 Fax:

                                   SCHEDULE A


                                                          # of Shares of Common
         Common Stock Certificate #                          Stock Represented
         --------------------------                       ---------------------

                                   SCHEDULE B


      Series A Convertible
         Preferred Stock                            # of Shares of Convertible
         Certificate #                              Preferred Stock Represented
      --------------------                          ---------------------------